UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
ART TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Art Technology Group, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Art Technology Group, Inc.
Commission File No.: 000-26679
Oracle Buys ATG Combination Creates Best-in-Class CRM and Cross-Channel Commerce Solution November 2, 2010 Confidential

Oracle is currently reviewing the existing ATG product roadmap and will be providing guidance to customers in accordance with Oracle’s standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle’s review of ATG’s product roadmap are at the sole discretion of Oracle. All product roadmap information, whether communicated by ATG or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making a purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract. Cautionary Statement Regarding Forward-Looking Statements This document contains certain forward-looking statements about Oracle and ATG, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of ATG, anticipated product information and strategy, benefits of the acquisition to customers and others in the industry and general business outlook. When used in this document, the words “can”, “will”, “intends”, “expects”, “is expected”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or ATG that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies and benefits of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or ATG may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or ATG. In addition, please refer to the documents that Oracle and ATG, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and ATG’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Neither Oracle nor ATG is under any duty to update any of the information in this document. | Page 2 |

Additional Information about the Merger and Where to Find It In connection with the proposed merger, ATG will file a proxy statement with the SEC. Additionally, ATG and Oracle will file other relevant materials in connection with the proposed acquisition of ATG by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Amsterdam Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle, and ATG. The materials to be filed by ATG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of ATG are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Oracle, ATG and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ATG stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names and affiliations of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of ATG’s executive officers, directors and other participants in the solicitation, which may, in some cases, be different than those of ATG ‘s stockholders generally, is set forth in the proxy statement relating to the merger when it becomes available. | Page 3 |

What We Are Announcing Oracle buys ATG Oracle to purchase ATG for $6.00 per share, subject to required approvals Transaction is expected to close by early 2011 About ATG ATG is a leading provider of e-commerce software applications and related on demand commerce optimization applications, and headquartered in Cambridge, MA Over 1,000 global enterprises across many industries rely on ATG’s solutions including AT&T, Best Buy, J.C. Penney, Tesco, and Vodafone Oracle and ATG expected to deliver complete, best-in-class Customer Relationship Management (CRM) and Cross-Channel Commerce solutions Enables the delivery of a cohesive customer experience regardless of channel Enterprises can merchandise, market, transact, fulfill, and support customers across online and traditional commerce environments Improves brand value and customer loyalty through optimized customer experiences, unified marketing, targeted segmentation, and comprehensive loyalty programs Increases the value of customer interactions through content personalization, automated recommendations, and live help services | Page 4 |

Strategic Importance to Oracle Convergence of online and traditional commerce creates the need for a unified CRM, Retail, and Commerce platform Consumers expect a cohesive experience across all interaction channels including online, in stores, via mobile devices and with call centers Converging business processes include unified research, ordering, and returns Holistic business intelligence includes consolidated customer data to deliver personalized loyalty programs, and guided recommendations Enterprises are seeing a vendor that can offer these end-to-end capabilities via an integrated, out-of-the box solution Siloed research, catalog, order, fulfillment and other systems are ineffective Customers want a unified solution across their technology foundation, data model, and analytics, that can be delivered on-premise or as a service (SaaS) Traditional in-house, custom systems are inflexible and cannot scale Together, Oracle and ATG provide complementary and best-in-class software for a broad range of industries that meets these needs Oracle and ATG have many common customers across industries including retail, telecommunications, financial services and media ATG provides leading e-commerce and related commerce optimization applications Oracle provides best-in-class CRM, ERP, Retail and Supply Chain applications, as well as middleware and business intelligence technologies | Page 5 |

Commerce is Converging Consumer behavior is driving cross-channel commerce and CRM Research Shop Buy Pickup Service Comparison Buy Online Buy Online Web Site Chat Contact Call to Research Center Accessory Place Order Visit Retail Store In-Store Local Store Kiosk Begin Browse Catalog Catalog Catalog Order Mobile Google Product Info Device Search Email Order eMail Confirm w/Rec Share Facebook Troubleshoot Social Read Reviews Experience on Fan Club On Community Twitter | Page 6 |

Commerce is Converging Compelling Drivers to Deliver Unified Cross-Channel Commerce and CRM Optimize the Customer Experience Deliver a unified brand experience online, in-store and through mobile channels Service customers in real-time with guided recommendations Quickly and accurately provide personalized product information Up-sell and cross-sell complementary products and services based on customers’ history Personalize promotions and offers that appeal to customers at every stage of their buying cycle Increase customer loyalty with ongoing communications through social networks Engage with customers at every touch point with a consistent brand experience | Page 7 |

ATG Products Leading e-Commerce Software and Commerce Optimization Applications ATG Commerce Suite ATG On Demand Optimization Applications Live Help Automated Lead Performance Click to Call Merchandising Click to Chat Recommendations Call Tracking Email Response ATG e-Commerce Software Applications Merchandising Business and Commerce Multivariate and Customer Search Testing Searchandising Analytics Campaign Active Customer Knowledge Self-Service Management Service Management Platform Shopping Cart Personalization Catalog Management Content management Drive Sales and Customer Loyalty Personalized for the visitor Relevant content and promotions Customer-centric, data driven, orchestrated across channels Optimize the Experience Easy-to-use business tools Sophisticated marketing, merchandising, service capabilities Integrated testing and commerce analytics Improve Agility and Reliability, Reduce Costs Operational efficiency to drive a lower TCO Solutions power a cross-channel enterprise Extensibility and enterprise-ready integration | Page 8 |

Industry’s Top-Ranked Cross-Channel Commerce Solution Gartner Magic Quadrant for eCommerce Source: Gartner 2010. Key Differentiators Gartner ranks ATG #1 in completeness of vision Complete cross-channel solutions Top-ranked personalization Leading merchandising applications Multiple deployment options Innovative mobile commerce assets Rapid deployment via Commerce Reference Store Strong partner community Commerce Suite includes industry-leading Live Help and Automated Merchandising ATG is the leading e-commerce domain expert | Page 9 |

ATG is Deployed by the Highest Number of Large Online Retailers Top Top Top Top Top Total 100 200 300 400 500 Online Revenue >$150M >$50M >$25M >$15M >$10M ATG 12 17 3 9 2 43 GSI Commerce 3 7 5 6 9 30 13 7 6 1 0 27 IBM WebSphere Escalate Retail 4 7 5 4 3 23 Fry 3 6 6 1 16 Microsoft 1 5 3 1 2 12 Demandware 1 1 5 1 1 9 MarketLive 1 2 2 1 6 Intershop 1 1 Hybris 1 1 Source: Internet Retailer Top 500 2010. | Page 10 |

Oracle and ATG Together Next Generation, Unified Cross-Channel Commerce and CRM Cross-Channel Marketing Campaign Management Loyalty Programs Channel Management Promotions Management Cross-Channel Sales Personalized buying experiences online, in stores, with call centers and via mobile Automated Recommendations Cross-Channel Supply Chain Management Supply Chain Planning Warehouse Management Order Promising Management Logistics and Fulfillment Cross-Channel Service Click to Call/Chat Call Center Cross-Channel Merchandising Merchandising Search Merchandising Cross-Sell and Up-sell | Page 11 |

Strong Global Customer Base Leading Brands Across Key Industries Retail Consumer and Luxury Goods Financial Services Digital Media and High Tech Communications Airlines | Page 12 |

ATG Customer Success Story Doubles Customer Acquisition Rate with Personalized Experience Company Overview Leading wireless company in the United States with over 61 million wireless subscribers on the nation’s largest digital voice and data network Challenges To better compete in the telecom market, AT&T decided to build a reputation on superior customer experience — but their home-grown legacy systems were cumbersome and unmanageable Results Achieved nearly 100% year-over-year in new customer additions, while reducing customer churn rate Created over 50,000 unique sites for its B2B customers, all centrally managed on ATG platform Drove record iPhone launch sales ATG Provided ATG Commerce platform that supported customized sites for AT&T’s business-to-business and business-to-consumer buyers AT&T the ability to target personalized content to select customers — building a more unique and relevant experience Oracle also Provides Oracle E-Business Suite, Siebel, Oracle Business Intelligence Enterprise Edition | Page 13 |

ATG Customer Success Story Finding the Right Fit for Multi-Channel Commerce Company Overview American Eagle Outfitters stands for high-quality merchandising, and is best known for designing, marketing and selling its own brand of clothing to young adults Over 925 stores across multiple continents Challenges Systems could not scale, or integrate the customer experience Siloed and antiquated systems did not provide the foundation to grow cross-channel business and launch new brands Results Higher efficiency and profitability as a result of integrated systems and processes Real-time data interchange between the Web site, call center, back-office and store systems make it possible to achieve a single view of the customer ATG Provided A sophisticated ATG Commerce platform that enables dynamic, relevant customer interactions across all customer touch points Centralized systems that allows American Eagle Outfitters to continue to grow and expand new brands and new channels Oracle also Provides Oracle Retail Solutions, Oracle Fusion Middleware

ATG Customer Success Story Driving Growth in International Markets with Online Presence ATG Provided ATG Commerce platform that supported customized sites for its customers Ability to target personalized content to select customers An enterprise scale e-commerce solution that successfully launched the Vodafone brand and products in new markets Oracle also Provides Siebel, Oracle Fusion Middleware Company Overview A leading global mobile telecommunications company, with over 333 million customers worldwide Challenges Establish a consistent brand experience online Accelerate international growth across four continents Provide an excellent customer experience across commerce and service interactions Improve online consumer experience by providing a simplified, assisted shopping experience Results Strong results in customer acquisitions, conversions and ROI Simplified purchase process Driving global growth — across four continents — in both established and emerging markets | Page 15 |

ATG Customer Success Story Driving Category Leadership via Cross-Channel Customer Experience Company Overview Leading electronics and home appliances retailer with cross-channel commerce operation. Operates a global portfolio of brands with a commitment to growth and innovation Challenges Grow the Best Buy business via superior customer service and international expansion Increase customer centricity Develop customer access across channels Provide system availability, reliability and scalability Support transactions to buy on-line and pick up in-store Results In 2009, online sales grew 20 percent year-over-year, to approximately $2 billion In-store pickup of online purchases increased to approximately 40% of online sales Customer care initiatives resulted in an 18% drop in customer complaints versus prior fiscal year ATG Provided ATG Commerce Suite to power transactions across the web, kiosks and in call centers ATG provides consistent view of inventory, orders and customers across channels, while connecting touch points: research, call center, purchase, pick-up, and service Oracle also Provides Oracle Retail Applications, Siebel, Oracle Fusion Middleware | Page 16 |

Oracle and ATG A Compelling Combination Oracle and ATG expected to provide best-in-class, CRM and cross-channel commerce to the broadest range of industries and to: Offer retailers a complete solution for in-store and online merchandising and promotions management, point of sale, and supply chain planning and execution Deliver a complete cross-channel CRM solution, including customer segmentation, analytics, marketing, promotions, loyalty programs, order execution, fulfillment and live help services Provide a comprehensive solution by integrating e-commerce with ERP systems including a consolidated product master, order management, fulfillment and logistics Offer a complete technology foundation to develop industry-leading e-commerce sites with rich interactive web pages based on standards and integrated collaboration Accelerate Oracle and ATG’s shared vision through higher investment in research and development of e-commerce products | Page 17 |